Exhibit 99.1
Press Release

CONTACT:

Jarrod Langhans

Investor Relations

Tel: (813) 313-1732

Investorrelations@cott.com

Ryan Coleman

Alpha IR Group

Tel: (312) 445-2862

COT@alpha-ir.com

COTT REPORTS FOURTH QUARTER AND FISCAL YEAR 2019 RESULTS AND DECLARES DIVIDEND

Consolidated gross margin and operating leverage improvements in the fourth quarter drive strong adjusted EBITDA growth

(Unless stated otherwise, all fourth quarter 2019 comparisons are relative to the fourth quarter of 2018 and all fiscal year 2019 comparisons are relative to fiscal year 2018; all information is in U.S. dollars.)

TAMPA, FL – February 20, 2020 – Cott Corporation (NYSE:COT; TSX:BCB), a leading provider of home and office bottled water delivery and filtration services in North America and Europe, today announced its results for the fiscal year and fourth quarter ended December 28, 2019.

“We closed 2019 with a strong fourth quarter. Adjusted EBITDA increased over 20% led by our route-based services business, driven by organic growth in our HOD Water channel and improved operating leverage across both segments,” commented Tom Harrington, Cott’s Chief Executive Officer. “For the full year, we delivered adjusted revenue growth of 6%, adjusted EBITDA growth of 7% and delivered more than $150 million of adjusted free cash flow.”

Mr. Harrington continued, “We enter 2020 with strong momentum as we aggressively execute our transformation into a pure-play water solutions provider. We remain focused on successfully completing the acquisition of Primo Water while also smoothly transitioning the S&D business to Westrock Coffee Company. We are confident we will capture the previously identified $35 million in cost synergies, deliver margin expansion, and drive increased organic growth as a pure-play water solutions provider. We are truly excited about the opportunity to provide sustainable hydration solutions to a growing customer base and positioning the Company for continued growth, while also ensuring we deliver long-term shareholder value.”

Press Release

FOURTH QUARTER 2019 GLOBAL PERFORMANCE FROM CONTINUING OPERATIONS

•

Revenue was flat at $600 million (increased by 4% excluding the impact of foreign exchange, the divested Cott Beverages LLC business and the change in average cost of coffee), driven by organic growth within both the Route Based Services and the Coffee, Tea and Extract Solutions reporting segments, and the benefit of acquisitions. Revenue growth by segment in the quarter is tabulated below:

Consolidated Revenue Bridge		Δ%
2018 Q4 Revenue	$599.2
Divested Cott Beverages LLC business	-20.4

2018 Q4 adjusted revenue	$578.8
Route Based Services	+15.2
Coffee, Tea and Extract Solutions	+8.9

Change excluding adjustments	+24.1	4.2%

Foreign exchange (a)	+0.1
Change in average green coffee commodity pass-through costs	-2.8

2019 Q4 Revenue	$600.2

(a)	See Exhibit 5 for details by reporting segment

•

Gross profit increased 5% to $306 million (7% excluding the divested Cott Beverages LLC business). Gross margin as a percentage of revenue increased 250 basis points to 50.9% compared to 48.4%. Excluding Cott Beverages LLC, gross margin as a percentage of revenue increased 140 basis points to 50.9% compared to 49.5% driven primarily by improved operating leverage within our operations.

•	Income tax benefit was $2 million compared to $9 million due primarily to the benefit of the release of a $6 million valuation allowance in the prior year.

•

Reported net income and net income per diluted share were $7 million and $0.05, respectively, compared to reported net income and net income per diluted share of $4 million and $0.03, respectively, as the growth in operating income was partially offset by a reduction in income tax benefit. Adjusted EBITDA increased 22% to $85 million compared to $70 million driven primarily by growth in revenue and improved operating leverage.

•

Net cash provided by operating activities of $133 million, less $27 million of capital expenditures, resulted in $106 million of free cash flow, or $111 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $65 million in the prior year driven by growth and working capital benefits.

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FOURTH QUARTER 2019 REPORTING SEGMENT PERFORMANCE

Route Based Services

•

Revenue increased 4% to $440 million due to organic growth in Home & Office Delivery (“HOD Water”) bottled water driven by increased volume, customer growth and pricing as well as from the benefit of acquisitions. A detailed breakdown is tabulated below:

Route Based Services Revenue Bridge			Δ%
2018 Q4 Revenue		$424.7
HOD Water related(a)		+17.2
Customer Growth/Volume	+11.8
Price/Mix	+5.4
Other		-2.0

Change excluding foreign exchange impact		+15.2	3.6%
Foreign exchange impact		+0.1

2019 Q4 Revenue		$440.0	3.6%

(a)	See Exhibit 11 for organic growth details

•	Gross profit increased 6% to $260 million while gross profit as a percentage of revenue increased 120 basis points to 59.1%, driven by revenue growth and improved operating leverage.

•

SG&A expenses were $227 million compared to $229 million in the prior year. SG&A expenses as a percentage of revenue decreased 230 basis points to 51.6% (see Exhibit 4) as a result of improved leverage within the business segment.

•

Operating income was $26 million compared to $9 million while adjusted EBITDA increased 25% to $80 million compared to $64 million, as a result of revenue growth and improved operating leverage within the business segment.

Coffee, Tea and Extract Solutions

•

Revenue increased 4% (6% adjusting for the change in average cost of coffee) to $162 million driven primarily by 3% growth in coffee pounds sold and 66% volume growth in liquid coffee and extracts. A detailed breakdown is tabulated below.

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Coffee, Tea and Extract Solutions Revenue Bridge		Δ%
2018 Q4 Revenue	$155.8
Coffee volume	+4.1
Coffee price/mix	+0.8
Liquid coffee and extracts	+5.4
Other	-1.7

Change excluding change in average green coffee commodity pass-through costs	+8.6	5.5%
Change in average green coffee commodity pass-through costs	-2.8

2019 Q4 Revenue	$161.6	3.7%

•

Gross profit was $45 million compared to $41 million and gross margin as a percentage of revenue increased to 28.1% compared to 26.0% driven primarily by the improved margin profile generated by liquid coffee and extracts as well as through leveraging the volume growth generated during the quarter.

•	SG&A expenses were $39 million compared to $36 million driven primarily by higher selling and operating costs which supported the volume and revenue growth of the business segment.

•

Operating income was $6 million compared to $4 million while adjusted EBITDA increased 15% to $13 million, driven by growth in revenue and the resulting operating leverage, offset in part by the higher selling and operating costs associated with driving volume growth.

FISCAL YEAR 2019 GLOBAL PERFORMANCE FROM CONTINUING OPERATIONS

•

Revenue increased 1% to $2,395 million (increased 6% excluding the impact of foreign exchange, the divested Cott Beverages LLC business and the change in average cost of coffee) driven by organic growth within both the Route Based Services and Coffee, Tea and Extract Solutions reporting segments, as well as the benefit of acquisitions, including Mountain Valley. Revenue growth by segment in the quarter is tabulated below:

Consolidated Revenue Bridge		Δ%
2018 Revenue	$2,372.9
Divested Cott Beverages LLC business	-80.7

2018 adjusted revenue	$2,292.2
Route Based Services(a)	+100.0
Coffee, Tea and Extract Solutions	+32.8

Change excluding adjustments	+132.8	5.8%

Foreign exchange(b)	-22.1
Change in average green coffee commodity pass-through costs		-15.6
Divested Cott Beverages LLC business		+7.2

2019 Revenue		$2,394.5

(a)	See Exhibit 11 for HOD Water organic growth details
(b)	See Exhibit 5 for details by reporting segment

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•

Gross profit increased 4% to $1,228 million (5% excluding the divested Cott Beverages LLC business). Gross margin as a percentage of revenue increased 180 basis points to 51.3% compared to 49.5%. Excluding Cott Beverages LLC, gross margin as a percentage of revenue increased 60 basis points to 51.4% compared to 50.8% driven primarily by improved operating leverage within our business segments.

•

Income tax expense was $10 million compared to a benefit of $5 million due primarily to increased income incurred in taxable jurisdictions in the current year and the benefit of the release of a $6 million valuation allowance in the prior year.

•

Reported net income and net income per diluted share were both nil, compared to reported net income and net income per diluted share of $29 million and $0.21, respectively, as growth in operating income was offset by a decrease in other income as the prior year benefited from non-recurring gains absent in the current year as well as higher income tax expense in the current year. Adjusted EBITDA was $329 million compared to $307 million driven primarily by growth in revenue and the resulting operating leverage, offset in part by the negative impact of foreign exchange.

•

Net cash provided by operating activities of $250 million less $115 million of capital expenditures resulted in reported free cash flow of $135 million and adjusted free cash flow of $153 million (adjusting for the items set forth on Exhibit 7).

2020 FULL YEAR REVENUE AND ADJUSTED EBITDA

The below targets exclude the S&D Coffee and Tea business whose sale was announced on January 31, 2020 and whose operations will be included in discontinued operations. The sale of S&D Coffee and Tea is expected to close in the first quarter of 2020. The targets do not include the Primo Water Corporation (“Primo”) acquisition which is expected to close during the first quarter of 2020. Upon closing the Primo transaction, a modeling call will be held in order to provide guidance around 2020 expectations inclusive of Primo. This call is currently scheduled for March 24, 2020 and we will issue additional information upon closing the transaction. Including tuck-in acquisitions, Cott is targeting full year 2020 revenue growth from continuing operations of 4% to 5%, adjusted EBITDA of $300 to $310 million and adjusted free cash flow of $115 to $125 million (See Exhibit 12).

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DECLARATION OF DIVIDEND

Cott’s Board of Directors has declared a dividend of $0.06 per share on common shares, payable in cash on March 25, 2020 to shareowners of record at the close of business on March 10, 2020.

SHARE REPURCHASE PROGRAM

On December 11, 2018, Cott’s Board of Directors approved a 12-month share repurchase program of up to $50 million of our outstanding common shares that commenced on December 14, 2018 and replaced the then-existing program, which was scheduled to expire on May 6, 2019. During 2019, Cott repurchased approximately 2 million shares at an average price of $13.88 totaling approximately $28 million. Cott utilized all funds available under or earmarked for this program. Shares purchased pursuant to the share repurchase program were subsequently cancelled.

On December 11, 2019, Cott’s Board of Directors approved a new 12-month share repurchase program of up to $50 million of our outstanding common shares that commenced on December 16, 2019. Cott made no repurchases of our common shares under the new repurchase plan during 2019.

In addition, 0.3 million shares totaling approximately $4 million were withheld during 2019 to satisfy employees’ tax obligations related to share-based awards.

FOURTH QUARTER AND FISCAL YEAR 2019 RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, February 20, 2020, at 10:00 a.m. ET, to discuss fourth quarter and full year results, which can be accessed as follows:

North America: (888) 231-8191

International: (647) 427-7450

Conference ID: 5984858

A slide presentation and live audio webcast will be available through Cott’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT COTT CORPORATION

Cott is a water and filtration service company with a leading volume-based national presence in the North American and European home and office delivery industry for bottled water. Our platform reaches over 2.5 million customers or delivery points across North America and Europe and is supported by strategically located sales and distribution facilities and fleets, as well as wholesalers and distributors. This enables us to efficiently service residences, businesses, and small and large retailers.

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Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures. Cott excludes from GAAP revenue the impact of foreign exchange, results of the divested Cott Beverages LLC business, and the change in average costs of coffee, as well as other items identified on the exhibits hereto, to separate the impact of these factors from Cott’s results of operations. Cott excludes from GAAP gross profit the results of the divested Cott Beverages LLC business to separate the impact of this divested business from Cott’s results of operations. Cott utilizes EBITDA and adjusted EBITDA on a global and segment basis to separate the impact of certain items from the underlying business. Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott’s underlying business performance and the performance of its management. Additionally, Cott supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment to present free cash flow, and by excluding the items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing our performance to the performance of our peer group and assessing our ability to service debt and finance strategic opportunities, which include investing in our business, making strategic acquisitions, paying dividends, repurchasing common shares and strengthening the balance sheet. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the completion of the Primo and S&D transactions on the terms proposed, the anticipated timing of these transactions, the potential impact these transactions will have on Cott, the execution of our strategic priorities, future financial and operating trends and results (including Cott’s outlook on 2020 adjusted revenue and adjusted free cash flow), potential uses for cash and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully in the markets in which we operate; fluctuations in commodity prices and our ability to pass on increased costs to our customers or hedge against such rising costs and the impact of those increased prices on our volumes; our ability to manage our operations successfully; our ability to fully realize the potential benefit of transactions (including the Primo and S&D

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transactions) or other strategic opportunities that we pursue; potential liabilities associated with our recent divestitures; our ability to realize the revenue and cost synergies of our acquisitions due to integration difficulties and other challenges; our limited indemnification rights in connection with the Primo acquisition; our exposure to intangible asset risk; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the exchange between the Euro, the Canadian dollar and other currencies, and the exchange between the British pound sterling and the Euro; our ability to maintain favorable arrangements and relationships with our suppliers; our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; the incurrence of substantial indebtedness to finance our acquisitions; the impact on our financial results from uncertainty in the financial markets and other adverse changes in general economic conditions; any disruption to production at our manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the seasonal nature of our business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to recruit, retain and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; our ability to securely maintain our customers’ confidential or credit card information, or other private data relating to our employees or our company; our ability to maintain our quarterly dividend; our ability to adequately address the challenges and risks associated with our international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; increased tax liabilities in the various jurisdictions in which we operate; the impact of the 2017 Tax Cuts and Jobs Act on our tax obligations and effective tax rate; and credit rating changes.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Cott does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.cott.com

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COTT CORPORATION	EXHIBIT 1

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)

Unaudited

	For the Three Months Ended		For the Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenue, net	$600.2	$599.2	$2,394.5	$2,372.9
Cost of sales	294.6	309.0	1,166.7	1,197.3

Gross profit	305.6	290.2	1,227.8	1,175.6
Selling, general and administrative expenses	275.9	275.9	1,113.0	1,092.1
Loss on disposal of property, plant and equipment, net	2.9	5.6	7.5	9.4
Acquisition and integration expenses	6.7	4.5	16.9	15.3

Operating income	20.1	4.2	90.4	58.8
Other (income) expense, net	(4.1)	(9.9)	2.8	(42.9)
Interest expense, net	19.6	19.3	78.2	77.6

Income (loss) from continuing operations before income taxes	4.6	(5.2)	9.4	24.1
Income tax (benefit) expense	(2.0)	(8.8)	9.5	(4.8)

Net income (loss) from continuing operations	$6.6	$3.6	$(0.1)	$28.9
Net income (loss) from discontinued operations, net of income taxes	1.5	(2.9)	3.0	354.6

Net income	$8.1	$0.7	$2.9	$383.5
Less: Net income attributable to non-controlling interests - discontinued operations	—	—	—	0.6

Net income attributable to Cott Corporation	$8.1	$0.7	$2.9	$382.9

Net income per common share attributable to Cott Corporation
Basic:
Continuing operations	$0.05	$0.03	$—	$0.21
Discontinued operations	$0.01	$(0.02)	$0.02	$2.54
Net income	$0.06	$0.01	$0.02	$2.75
Diluted:
Continuing operations	$0.05	$0.03	$—	$0.21
Discontinued operations	$0.01	$(0.02)	$0.02	$2.50
Net income	$0.06	$0.01	$0.02	$2.71
Weighted average common shares outstanding (in thousands)
Basic	134,714	137,879	135,224	139,097
Diluted	136,460	140,065	135,224	141,436

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COTT CORPORATION	EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	December 28, 2019	December 29, 2018
ASSETS
Current assets
Cash and cash equivalents	$205.5	$170.8
Accounts receivable, net of allowance of $9.1 ($9.6 as of December 29, 2018)	279.3	308.3
Inventories	122.5	129.6
Prepaid expenses and other current assets	35.0	27.2

Total current assets	642.3	635.9
Property, plant and equipment, net	647.8	624.7
Operating lease right-of-use-assets	203.1	—
Goodwill	1,175.7	1,143.9
Intangible assets, net	701.4	739.2
Deferred tax assets	—	0.1
Other long-term assets, net	20.6	31.7

Total assets	$3,390.9	$3,175.5

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	92.4	89.0
Current maturities of long-term debt	7.4	3.0
Accounts payable and accrued liabilities	466.1	469.0
Current operating lease obligations	41.7	—

Total current liabilities	607.6	561.0
Long-term debt	1,260.2	1,250.2
Operating lease obligations	167.8	—
Deferred tax liabilities	127.4	124.3
Other long-term liabilities	61.7	69.6

Total liabilities	2,224.7	2,005.1
Equity
Common shares, no par value - 134,803,211 shares issued (December 29, 2018 - 136,195,108 shares issued)	892.3	899.4
Additional paid-in-capital	77.4	73.9
Retained earnings	265.0	298.8
Accumulated other comprehensive loss	(68.5)	(101.7)

Total Cott Corporation equity	1,166.2	1,170.4

Total liabilities and equity	$3,390.9	$3,175.5

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COTT CORPORATION	EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Cash flows from operating activities of continuing operations:
Net income	$8.1	$0.7	$2.9	$383.5
Net income (loss) from discontinued operations, net of income taxes	1.5	(2.9)	3.0	354.6

Net income (loss) from continuing operations	$6.6	$3.6	$(0.1)	$28.9
Adjustments to reconcile net income (loss) from continuing operations to cash flows from operating activities:
Depreciation and amortization	50.7	48.9	192.8	194.6
Amortization of financing fees	0.9	0.9	3.5	3.5
Share-based compensation expense	3.9	2.7	12.4	17.3
Benefit for deferred income taxes	(2.9)	(9.5)	(2.1)	(6.7)
Gain on extinguishment of long-term debt	—	—	—	(7.1)
Loss (gain) on sale of business	—	—	6.0	(6.0)
Loss on disposal of property, plant and equipment, net	2.9	5.6	7.5	9.4
Other non-cash items	(2.4)	(1.6)	(2.2)	(3.0)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	36.1	30.2	15.1	(10.8)
Inventories	4.7	8.9	(7.5)	(0.5)
Prepaid expenses and other current assets	4.7	3.4	2.6	(4.0)
Other assets	0.2	(1.9)	1.7	(0.5)
Accounts payable and accrued liabilities and other liabilities	27.4	7.0	20.3	29.2

Net cash provided by operating activities from continuing operations	132.8	98.2	250.0	244.3

Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(28.6)	(97.0)	(76.3)	(164.0)
Additions to property, plant and equipment	(27.1)	(35.8)	(114.6)	(130.8)
Additions to intangible assets	(3.3)	(6.3)	(10.9)	(13.2)
Proceeds from sale of property, plant and equipment	—	0.4	2.9	4.1
Proceeds from sale of business, net of cash sold	—	—	50.5	12.8
Proceeds from sale of equity securities	—	—	—	7.9
Other investing activities	—	0.1	0.6	0.5

Net cash used in investing activities from continuing operations	(59.0)	(138.6)	(147.8)	(282.7)

Cash flows from financing activities of continuing operations:
Payments of long-term debt	(1.1)	(1.0)	(5.6)	(264.5)
Issuance of long-term debt	—	2.7	—	2.7
Borrowings under ABL	11.0	97.0	75.1	98.4
Payments under ABL	(1.1)	(16.0)	(64.2)	(17.4)
Premiums and costs paid upon extinguishment of long-term debt	—	—	—	(12.5)
Issuance of common shares	0.3	0.4	1.2	6.4
Common shares repurchased and canceled	(0.7)	(28.8)	(31.8)	(74.9)
Financing fees	—	—	—	(1.5)
Dividends paid to common shareholders	(8.1)	(8.3)	(32.5)	(33.4)
Payment of contingent consideration for acquisitions	(0.1)	—	(0.3)	(2.8)
Other financing activities	(13.3)	(1.1)	(7.9)	2.9

Net cash (used in) provided by financing activities from continuing operations	(13.1)	44.9	(66.0)	(296.6)

Cash flows from discontinued operations:
Operating activities of discontinued operations	—	(4.0)	(3.2)	(97.6)
Investing activities of discontinued operations	—	(3.1)	—	1,225.5
Financing activities of discontinued operations	—	—	—	(769.7)

Net cash (used in) provided by discontinued operations	—	(7.1)	(3.2)	358.2

Effect of exchange rate changes on cash	1.2	(2.3)	1.7	(10.3)

Net increase (decrease) in cash, cash equivalents and restricted cash	61.9	(4.9)	34.7	12.9
Cash and cash equivalents and restricted cash, beginning of year	143.6	175.7	170.8	157.9

Cash and cash equivalents and restricted cash from continuing operations, end of year	$205.5	$170.8	$205.5	$170.8

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COTT CORPORATION	EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

For the Three Months Ended December 28, 2019
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery	$277.5	$—	$—	$—	$277.5
Coffee and tea services	45.5	128.0	—	(1.4)	172.1
Retail	73.0	—	—	—	73.0
Other	44.0	33.6	—	—	77.6

Total	$440.0	$161.6	$—	$(1.4)	$600.2

Gross Profit	$260.2	$45.4	$—	$—	$305.6

Gross Margin %	59.1%	28.1%	—	—	50.9%

Selling, general and administrative expense	$227.1	$39.4	$9.4	$—	$275.9

SG&A % of revenue	51.6%	24.4%	N/A	N/A	46.0%

Operating income	$26.0	$5.7	$(11.6)	$—	$20.1

Depreciation and Amortization	$44.2	$6.4	$0.1	$—	$50.7

For the Three Months Ended December 29, 2018
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery (a)	$260.8	$—	$—	$—	$260.8
Coffee and tea services	50.5	112.9	—	(1.8)	161.6
Retail (a)	71.6	—	—	—	71.6
Other (a)	41.8	42.9	20.4	0.1	105.2

Total	$424.7	$155.8	$20.4	$(1.7)	$599.2

Gross Profit	$246.0	$40.5	$3.7	$—	$290.2

Gross Margin %	57.9%	26.0%	18.1%	—	48.4%

Selling, general and administrative expense	$229.1	$35.9	$10.9	$—	$275.9

SG&A % of revenue	53.9%	23.0%	53.4%	—%	46.0%

Operating income	$9.0	$3.8	$(8.6)	$—	$4.2

Depreciation and Amortization	$42.9	$5.7	$0.3	$—	$48.9

For the Year Ended December 28, 2019
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery	$1,136.0	$—	$—	$—	$1,136.0
Coffee and tea services	184.0	483.6	—	(5.9)	661.7
Retail	297.6	—	—	—	297.6
Other	170.6	121.4	7.2	—	299.2

Total	$1,788.2	$605.0	$7.2	$(5.9)	$2,394.5

Gross Profit	$1,060.9	$166.6	$0.3	$—	$1,227.8

Gross Margin %	59.3%	27.5%	4.2%	—	51.3%

Selling, general and administrative expense	$926.2	$150.8	$36.0	$—	$1,113.0

SG&A % of revenue	51.8%	24.9%	N/A	N/A	46.5%

Operating income	$115.8	$15.4	$(40.8)	$—	$90.4

Depreciation and Amortization	$168.3	$24.2	$0.3	$—	$192.8

For the Year Ended December 29, 2018
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery (a)	$1,078.5	$—	$—	$—	$1,078.5
Coffee and tea services	192.8	461.9	—	(5.7)	649.0
Retail (a)	286.0	—	—	—	286.0
Other (a)	153.0	125.7	80.7	—	359.4

Total	$1,710.3	$587.6	$80.7	$(5.7)	$2,372.9

Gross Profit (b)	$1,011.6	$152.0	$12.0	$—	$1,175.6

Gross Margin %	59.1%	25.9%	14.9%	—	49.5%

Selling, general and administrative expense	$902.3	$137.1	$52.7	$—	$1,092.1

SG&A % of revenue	52.8%	23.3%	N/A	N/A	46.0%

Operating income	$89.9	$16.1	$(47.2)	$—	$58.8

Depreciation and Amortization	$170.7	$22.9	$1.0	$—	$194.6

(a)

Revenues by channel of our Route Based Services reporting segment for the three months and year ended December 29, 2018 had $25.5 million and $83.7 million of revenue, respectively, reclassified from “other” and “retail” to “home and office bottled water delivery” as these activities are associated with the “home and office bottled water delivery” channel. In addition, for the three months and year ended December 29, 2018, we reclassified $6.5 million and $18.0 million of revenue, respectively, out of the “retail” channel and into the “other” channel in order to better align the activities of a recent acquisition with those of our U.S. Route Based Services business.

(b)	Includes related party concentrate sales to discontinued operations.

Press Release

COTT CORPORATION	EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE BY REPORTING SEGMENT
Unaudited

(in millions of U.S. dollars, except percentage amounts)	For the Three Months Ended December 28, 2019
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Cott (a)
Change in revenue	$15.3	$5.8	$(20.4)	$0.3	$1.0
Impact of foreign exchange (b)	$(0.1)	$—	$—	$—	$(0.1)

Change excluding foreign exchange	$15.2	$5.8	$(20.4)	$0.3	$0.9

Percentage change in revenue	3.6%	3.7%	(100.0)%	17.6%	0.2%

Percentage change in revenue excluding foreign exchange	3.6%	3.7%	(100.0)%	17.6%	0.2%

(in millions of U.S. dollars, except percentage amounts)	For the Year Ended December 28, 2019
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Cott (a)
Change in revenue	$77.9	$17.4	$(73.5)	$(0.2)	$21.6
Impact of foreign exchange (b)	$22.1	$—	$—	$—	$22.1

Change excluding foreign exchange	$100.0	$17.4	$(73.5)	$(0.2)	$43.7

Percentage change in revenue	4.6%	3.0%	(91.1)%	(3.5)%	0.9%

Percentage change in revenue excluding foreign exchange	5.8%	3.0%	(91.1)%	(3.5)%	1.8%

(a)	Cott includes the following reporting segments: Route Based Services, Coffee, Tea and Extract Solutions and All Other.
(b)

Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.

Press Release

COTT CORPORATION	EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net income (loss) from continuing operations	$6.6	$3.6	$(0.1)	$28.9
Interest expense, net	19.6	19.3	78.2	77.6
Income tax (benefit) expense	(2.0)	(8.8)	9.5	(4.8)
Depreciation and amortization	50.7	48.9	192.8	194.6

EBITDA	$74.9	$63.0	$280.4	$296.3
Acquisition and integration costs (a), (c)	6.7	4.5	16.9	15.3
Share-based compensation costs (d)	2.1	2.2	10.6	18.4
Commodity hedging loss, net (e)	—	—	—	0.3
Foreign exchange and other (gains) losses, net (f)	(3.7)	0.1	0.9	(10.7)
Loss on disposal of property, plant and equipment, net (g)	2.9	5.6	7.5	9.4
Gain on extinguishment of long-term debt (h)	—	—	—	(7.1)
Loss (gain) on sale of business (i)	—	—	6.0	(6.0)
Cott Beverages LLC (b), (j)	—	(2.1)	0.4	(5.2)
Other adjustments, net (k)	2.5	(3.5)	6.0	(3.9)

Adjusted EBITDA	$85.4	$69.8	$328.7	$306.8

(a)

Includes an increase of $1.8 million of share-based compensation costs for the three months and year ended December 28, 2019, respectively, and an increase of $0.5 million and a reduction of $1.1 million of share-based compensation costs for the three months and year ended December 29, 2018, respectively, related to awards granted in connection with the acquisition of our S&D and Eden businesses.

(b)	Impact of our operations related to the Cott Beverages LLC business, which was sold on February 8, 2019.

		For the Three Months Ended		For the Year Ended
	Location in Consolidated Statements of Operations	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
		(Unaudited)		(Unaudited)
(c) Acquisition and integration costs	Acquisition and integration expenses	$6.7	$4.5	$16.9	$15.3
(d) Share-based compensation costs	Selling, general and administrative expenses	2.1	2.2	10.6	18.4
(e) Commodity hedging loss, net	Cost of sales	—	—	—	0.3
(f) Foreign exchange and other (gains) losses, net	Other (income) expense, net	(3.7)	0.1	0.9	(10.7)
(g) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	2.9	5.6	7.5	9.4
(h) Gain on extinguishment of long-term debt	Other (income) expense, net	—	—	—	(7.1)
(i) Loss (gain) on sale of business	Other (income) expense, net	—	—	6.0	(6.0)
(j) Cott Beverages LLC	Revenue, net	—	(20.4)	(7.2)	(80.7)
	Cost of sales	—	16.4	6.8	68.0
	Selling, general and administrative expenses	—	2.5	1.1	10.2
	Other (income) expense, net	—	(0.6)	(0.3)	(2.7)
(k) Other adjustments, net	Other (income) expense, net	—	(8.3)	(2.5)	(14.9)
	Selling, general and administrative expenses	2.4	3.9	8.3	8.8
	Cost of sales	0.1	0.9	0.2	2.2

Press Release

COTT CORPORATION	EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	December 28, 2019	December 29, 2018
Net cash provided by operating activities from continuing operations	$132.8	$98.2
Less: Additions to property, plant, and equipment	(27.1)	(35.8)

Free Cash Flow	$105.7	$62.4

Plus:
Acquisition and integration cash costs	3.3	4.8
Working capital adjustment - Refresco concentrate supply agreement (a)	—	(2.6)
Cash costs related to additions to property, plant and equipment for integration of acquired entities	2.0	—

Adjusted Free Cash Flow	$111.0	$64.6

	For the Year Ended
	December 28, 2019	December 29, 2018
Net cash provided by operating activities from continuing operations	$250.0	$244.3
Less: Additions to property, plant, and equipment	(114.6)	(130.8)

Free Cash Flow	$135.4	$113.5

Plus:
Acquisition and integration cash costs	15.3	17.3
Working capital adjustment - Refresco concentrate supply agreement (a)	—	11.1
Additional cash proceeds from Primo operating agreement (b)	—	7.9
Cash costs related to additions to property, plant and equipment for integration of acquired entities	2.0	—

Adjusted Free Cash Flow	$152.7	$149.8

(a)	Increase in working capital related to the Concentrate Supply Agreement with Refresco in connection with the sale of our traditional soft drink business to Refresco in January 2018.
(b)	The Company received warrants in connection with our 2014 operating agreement with Primo Water Corporation.

Press Release

COTT CORPORATION	EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND ADJUSTED REVENUE
(in millions of U.S. dollars)
Unaudited

	Cott (a)		Route Based Services		Coffee, Tea and Extract Solutions
	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenue, net	$600.2	$599.2	$440.0	$424.7	$161.6	$155.8
Divested Cott Beverages LLC business	$—	$(20.4)	$—	$—	$—	$—

Adjusted Revenue	$600.2	$578.8	$440.0	$424.7	$161.6	$155.8
Change in adjusted revenue	$21.4		$15.3		$5.8
Percentage change in adjusted revenue	3.7%		3.6%		3.7%
Impact of foreign exchange (b)	$(0.1)		$(0.1)		$—
Impact of change in average cost of green coffee (c)	$2.8		$—		$2.8
Change in adjusted revenue excluding foreign exchange and impact of change in average cost of green coffee	$24.1		$15.2		$8.6
Percentage change in adjusted revenue excluding foreign exchange and impact of change in average cost of green coffee	4.2%		3.6%		5.5%

	Cott (a)		Route Based Services		Coffee, Tea and Extract Solutions
	For the Year Ended		For the Year Ended		For the Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenue, net	$2,394.5	$2,372.9	$1,788.2	$1,710.3	$605.0	$587.6
Divested Cott Beverages LLC business	$(7.2)	$(80.7)	$—	$—	$—	$—

Adjusted Revenue	$2,387.3	$2,292.2	$1,788.2	$1,710.3	$605.0	$587.6
Change in adjusted revenue	$95.1		$77.9		$17.4
Percentage change in adjusted revenue	4.1%		4.6%		3.0%
Impact of foreign exchange (b)	$22.1		$22.1		$—
Impact of change in average cost of green coffee (c)	$15.6		$—		$15.6
Change in adjusted revenue excluding foreign exchange and impact of change in average cost of green coffee	$132.8		$100.0		$33.0
Percentage change in adjusted revenue excluding foreign exchange and impact of change in average cost of green coffee	5.8%		5.8%		5.6%

(a)	Cott includes the following reporting segments: Route Based Services, Coffee, Tea and Extract Solutions and All Other.
(b)

Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.

(c)

Impact of change in average cost of green coffee represents the difference between the average cost per pound of green coffee in the current period compared to the average cost per pound of green coffee in the prior period multiplied by the pounds of coffee sold in the current period.

Press Release

COTT CORPORATION	EXHIBIT 9
SUPPLEMENTARY INFORMATION - NON-GAAP
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	December 28, 2019
	Cott Consolidated	Divested Business (a)	Cott Adjusted
Revenue, net	$600.2	$—	$600.2
Cost of sales	294.6	—	294.6

Gross profit	305.6	—	305.6
Gross margin %	50.9%		50.9%
Selling, general and administrative expenses	275.9	—	275.9
SG&A% of revenue	46.0%		46.0%
Loss on disposal of property, plant and equipment, net	2.9	—	2.9
Acquisition and integration expenses	6.7	—	6.7

Operating income	20.1	—	20.1
Other income, net	(4.1)	—	(4.1)
Depreciation and Amortization	50.7	—	50.7

EBITDA	74.9	—	74.9
Adjustments	10.5	—	10.5

Adjusted EBITDA	$85.4	$—	$85.4

	For the Three Months Ended
	December 29, 2018
	Cott Consolidated	Divested Business (a)	Cott Adjusted
Revenue, net	$599.2	$20.4	$578.8
Cost of sales	309.0	16.7	292.3

Gross profit	290.2	3.7	286.5
Gross margin %	48.4%		49.5%
Selling, general and administrative expenses	275.9	2.6	273.3
SG&A% of revenue	46.0%		47.2%
Loss on disposal of property, plant and equipment, net	5.6	—	5.6
Acquisition and integration expenses	4.5	—	4.5

Operating income	4.2	1.1	3.1
Other income, net	(9.9)	(0.7)	(9.2)
Depreciation and Amortization	48.9	0.2	48.7

EBITDA	63.0	2.0	61.0
Adjustments	6.8	(2.0)	8.8

Adjusted EBITDA	$69.8	$—	$69.8

Press Release

	For the Year Ended
	December 28, 2019
	Cott Consolidated	Divested Business (a)	Cott Adjusted
Revenue, net	$2,394.5	$7.2	$2,387.3
Cost of sales	1,166.7	6.9	1,159.8

Gross profit	1,227.8	0.3	1,227.5
Gross margin %	51.3%		51.4%
Selling, general and administrative expenses	1,113.0	1.3	1,111.7
SG&A% of revenue	46.5%		46.6%
Loss on disposal of property, plant and equipment, net	7.5	—	7.5
Acquisition and integration expenses	16.9	—	16.9

Operating income (loss)	90.4	(1.0)	91.4
Other expense (income), net	2.8	(0.3)	3.1
Depreciation and Amortization	192.8	0.1	192.7

EBITDA	280.4	(0.6)	281.0
Adjustments	48.3	0.6	47.7

Adjusted EBITDA	$328.7	$—	$328.7

	For the Year Ended
	December 29, 2018
	Cott Consolidated	Divested Business (a)	Cott Adjusted
Revenue, net	$2,372.9	$80.7	$2,292.2
Cost of sales	1,197.3	68.7	1,128.6

Gross profit	1,175.6	12.0	1,163.6
Gross margin %	49.5%		50.8%
Selling, general and administrative expenses	1,092.1	10.5	1,081.6
SG&A% of revenue	46.0%		47.2%
Loss on disposal of property, plant and equipment, net	9.4	—	9.4
Acquisition and integration expenses	15.3	—	15.3

Operating income	58.8	1.5	57.3
Other income, net	(42.9)	(2.7)	(40.2)
Depreciation and Amortization	194.6	0.7	193.9

EBITDA	296.3	4.9	291.4
Adjustments	10.5	(4.9)	15.4

Adjusted EBITDA	$306.8	$—	$306.8

(a)	Cott Beverages LLC

Press Release

COTT CORPORATION	EXHIBIT 10

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA) AND ADJUSTED EBITDA BY REPORTING SEGMENT (a)

(in millions of U.S. dollars)

Unaudited

	For Three Months Ended December 28, 2019
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Total
Operating income (loss)	$26.0	$5.7	$(11.6)	$20.1
Other (income) expense, net	(3.7)	(0.7)	0.3	(4.1)
Depreciation and amortization	44.2	6.4	0.1	50.7

EBITDA (a)	$73.9	$12.8	$(11.8)	$74.9
Acquisition and integration costs	4.2	0.3	2.2	6.7
Share-based compensation costs	0.8	0.2	1.1	2.1
Foreign exchange and other (gains) losses, net	(3.9)	—	0.2	(3.7)
Loss on disposal of property, plant and equipment, net	2.9	—	—	2.9
Other adjustments, net (b)	1.9	—	0.6	2.5

Adjusted EBITDA	$79.8	$13.3	$(7.7)	$85.4

	For Three Months Ended December 29, 2018
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Total
Operating income (loss)	$9.0	$3.8	$(8.6)	$4.2
Other expense (income), net	1.6	(0.4)	(11.1)	(9.9)
Depreciation and amortization	42.9	5.7	0.3	48.9

EBITDA (a)	$50.3	$9.9	$2.8	$63.0
Acquisition and integration costs	3.0	—	1.5	4.5
Share-based compensation costs	0.9	—	1.3	2.2
Foreign exchange and other losses (gains), net	2.1	—	(2.0)	0.1
Loss on disposal of property, plant and equipment, net	4.7	0.9	—	5.6
Cott Beverages LLC (c)	—	—	(2.1)	(2.1)
Other adjustments, net (d)	2.9	0.8	(7.2)	(3.5)

Adjusted EBITDA	$63.9	$11.6	$(5.7)	$69.8

Press Release

	For the Year Ended December 28, 2019
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Total
Operating income (loss)	$115.8	$15.4	$(40.8)	$90.4
Other (income) expense, net	(1.2)	(0.9)	4.9	2.8
Depreciation and amortization	168.3	24.2	0.3	192.8

EBITDA (a)	$285.3	$40.5	$(45.4)	$280.4
Acquisition and integration costs	11.3	0.5	5.1	16.9
Share-based compensation costs	3.2	0.7	6.7	10.6
Foreign exchange and other losses (gains), net	1.8	—	(0.9)	0.9
Loss (gain) on disposal of property, plant and equipment, net	7.6	(0.1)	—	7.5
Loss on sale of business (e)	—	—	6.0	6.0
Cott Beverages LLC (c)	—	—	0.4	0.4
Other adjustments, net (f)	3.1	—	2.9	6.0

Adjusted EBITDA	$312.3	$41.6	$(25.2)	$328.7

	For the Year Ended December 29, 2018
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Total
Operating income (loss)	$89.9	$16.1	$(47.2)	$58.8
Other income, net	(16.1)	(0.9)	(25.9)	(42.9)
Depreciation and amortization	170.7	22.9	1.0	194.6

EBITDA (a)	$276.7	$39.9	$(20.3)	$296.3
Acquisition and integration costs	10.6	(1.9)	6.6	15.3
Share-based compensation costs	3.4	0.1	14.9	18.4
Commodity hedging loss, net	—	0.3	—	0.3
Foreign exchange and other losses (gains), net	0.3	—	(11.0)	(10.7)
Loss on disposal of property, plant and equipment, net	8.7	0.7	—	9.4
Gain on extinguishment of long-term debt	(7.1)	—	—	(7.1)
Gain on sale of business (e)	(6.0)	—	—	(6.0)
Cott Beverages LLC (c)	—	—	(5.2)	(5.2)
Other adjustments, net (g)	4.2	0.8	(8.9)	(3.9)

Adjusted EBITDA	$290.8	$39.9	$(23.9)	$306.8

(a)

EBITDA by reporting segment is derived from operating income as operating income is the performance measure regularly reviewed by the chief operating decision maker when evaluating performance of our reportable segments.

(b)

Impact of other adjustments, net for Route Based Services includes $1.8 million reflected under selling, general and administrative (“SG&A”) expenses and $0.1 million of expenses reflected under cost of sales in the Consolidated Statements of Operations. Impact of other adjustments, net for All Other is reflected under SG&A expenses in the Consolidated Statements of Operations.

(c)	Impact on our operations related to the Cott Beverages LLC business, which was sold on February 8, 2019.
(d)

Impact of other adjustments, net for Route Based Services includes $0.9 million of expenses reflected under cost of sales and $2.0 million of expenses reflected under SG&A expenses in the Consolidated Statements of Operations. Impact of other adjustments, net for Coffee, Tea and Extract Solutions is reflected under SG&A expenses in the Consolidated Statements of Operations. Impact of other adjustments, net for All Other includes $8.3 million of gains reflected under other (income) expense, net and $1.1 million of expenses reflected under SG&A expenses in the Consolidated Statements of Operations.

(e)	Loss (gain) on sale of business is reflected under other (income) expense, net in the Consolidated Statements of Operations.
(f)

Impact of other adjustments, net for Route Based Services includes $5.4 million of expenses reflected under SG&A expenses, $0.2 million of expenses reflected under cost of sales and $2.5 million of net gains reflected under other (income) expense, in the Consolidated Statements of Operations. Impact of other adjustments, net for All Other is reflected under SG&A expenses in the Consolidated Statements of Operations.

(g)

Impact of other adjustments, net for Route Based Services includes $2.2 million of expenses reflected under cost of sales, $4.7 million of expenses reflected under SG&A expenses and $2.7 million of net gains reflected under other (income) expense in the Consolidated Statements of Operations. Impact of other adjustments, net for Coffee, Tea and Extract Solutions is reflected under SG&A expenses in the Consolidated Statements of Operations. Impact of other adjustments, net for All Other includes $12.2 million of gains reflected under other (income) expense, net and $3.3 million of expenses reflected under SG&A expenses in the Consolidated Statements of Operations.

Press Release

COTT CORPORATION	EXHIBIT 11

SUPPLEMENTARY INFORMATION - NON-GAAP - ROUTE BASED SERVICES REPORTING SEGMENT HOME AND OFFICE BOTTLED WATER DELIVERY (“HOD WATER”) REVENUE

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended
	December 28,	December 29,		FX Neutral (a)
	2019	2018	Change	Change	Organic Change
HOD Water revenue, net	$277.5	$260.8	6.4%	6.6%	4.3%

	For the Year Ended
	December 28,	December 29,		FX Neutral (a)
	2019	2018	Change	Change	Organic Change
HOD Water revenue, net	$1,136.0	$1,078.5	5.3%	6.5%	3.0%

(a)	Foreign exchange (“FX”) impact varies by revenue channel

Press Release

COTT CORPORATION	EXHIBIT 12

SUPPLEMENTARY INFORMATION - NON-GAAP - 2020 ADJUSTED FREE CASH FLOW TARGET FROM CONTINUING OPERATIONS

(in millions of U.S. dollars)

Unaudited

Estimated adjusted EBITDA range	$300	to	$310
(+/-) Net working capital change	$—	to	$—
(-) Capital expenditures	$(100)	to	$(100)
(-) Cash taxes	$(10)	to	$(10)
(-) Cash interest payments	$(75)	to	$(75)

Estimated adjusted free cash flow range	$115		$125